UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. (the “Company”) was held on Thursday, April 25, 2013 at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio.

The final results of voting on each of the matters submitted for a vote of security holders at the 2013 Annual Meeting are as follows:

1. Shareholders elected four directors, each to hold office until the 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified, as set forth below.

	Votes	Votes		Broker
Name	For	Withheld	Abstentions	Non-Votes
Stephen G. Hanks	66,647,605	531,322	0	7,994,100
Kathryn Jo Lincoln	66,686,010	492,917	0	7,994,100
William E. MacDonald, III	66,852,030	326,897	0	7,994,100
George H. Walls, Jr.	66,816,394	362,533	0	7,994,100

2. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2013, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,733,417	379,120	60,490	0

3. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,719,613	896,366	562,948	7,994,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: April 29, 2013	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Senior Vice President, General Counsel & Secretary